Exhibit 3.1

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ODYSSEY THERAPEUTICS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Odyssey Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.
That this corporation was originally incorporated pursuant to the General Corporation Law on April 13, 2021 under the name Odyssey Therapeutics, Inc. The First Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on August 30, 2021. The Second Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on November 12, 2021. The Third Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on November 22, 2021. The Fourth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on May 5, 2022. The Fifth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on May 13, 2022. The Sixth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on October 24, 2023. The Seventh Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on November 21, 2024 (as amended, the “Seventh Amended and Restated Certificate of Incorporation”).
2.
That the Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Seventh Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Odyssey Therapeutics, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 494,684,888, consisting of (i) 298,000,000 shares of common stock, $0.0001 par value per share (the “Voting Common Stock”), (ii) 81,240 shares of non-voting common stock, $0.0001 par value per share (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”) and (iii) 196,603,648 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.
COMMON STOCK
1.
General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.
Voting.
2.1
Voting Common Stock. The holders of Voting Common Stock shall be entitled to one vote for each share of Voting Common Stock held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date on which such vote is taken or any written consent of stockholders is solicited.
2.2
Non-Voting Common Stock. The Non-Voting Common Stock shall be non-voting. The holders of shares of Non-Voting Common Stock shall not, with respect to such shares of Non-Voting Common Stock, be entitled to vote on any matter presented to stockholders (including matters with respect to which such holders are entitled or required to provide their approval or consent), and shall not be included in determining the number of shares voting or entitled to vote on such matters with respect to such shares, except as required by the General Corporation Law, in which event, (i) each holder of Non-Voting Common Stock shall be entitled to one vote for each share of Non-Voting Common Stock held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date on which such vote is taken or any written consent of stockholders is solicited and (ii) holders of Non-Voting Common Stock shall vote together with the holders of Voting Common Stock as a single class, unless otherwise required by the General Corporation Law.
2.3
The number of authorized shares of Voting Common Stock and/or Non-Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.
Conversion.
3.1
Trigger Events. Upon the consummation of the initial firm-commitment underwritten public offering of the Corporation’s capital stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”), each share of Non-Voting Common Stock shall automatically convert into one share of Voting Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class. Such shares of Non-Voting Common Stock may not be reissued by the Corporation.
3.2
Procedural Requirements. All holders of record of shares of Non-Voting Common Stock shall be sent written notice of the IPO and the place designated for mandatory conversion of all such shares of Non-Voting Common Stock pursuant to this Section 3. Such notice need not be sent in advance of the consummation of the IPO. Upon receipt of such notice, each holder of shares of Non-Voting Common Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the effectiveness of the IPO, if a holder of Non-Voting Common Stock surrendered any certificate or certificates (or lost certificate affidavit and agreement) for Non-Voting Common Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock issuable on such conversion in accordance with the provisions hereof.
B.
PREFERRED STOCK

30,039,874 shares of the authorized Preferred Stock are hereby designated “Series A Preferred Stock,” 7,575,753 shares of the authorized Preferred Stock are hereby designated “Series A-1 Preferred Stock,” 7,815,303 shares of the authorized Preferred Stock are hereby designated “Series A-2 Preferred Stock,” 26,601,360 shares of the authorized Preferred Stock are hereby designated “Series B Preferred Stock,” 23,442,000 shares of the authorized Preferred Stock are hereby designated “Series C Preferred Stock,” 1,459,598 shares of the authorized Preferred Stock are hereby designated “Series C-1 Preferred Stock,” and 99,669,760 shares of the authorized Preferred Stock are hereby designated “Series D Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth. All references to “Preferred Stock” herein shall refer solely to Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock.

1.
Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Voting Common Stock payable in shares of Voting Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) (a) such dividend is approved by the Board of Directors, and (b) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Voting Common Stock issuable upon conversion of such share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Applicable Liquidation Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Applicable Liquidation Price” shall mean, as the context so requires, the Series A Liquidation Price with respect to the Series A Preferred Stock, the Series A-1 Liquidation Price with respect to the Series A-1 Preferred Stock, the Series A-2 Liquidation Price with respect to the Series A-2 Preferred Stock, the Series B Liquidation Price with respect to the Series B Preferred Stock, the Series C Liquidation Price with respect to the Series C Preferred Stock, the Series C-1 Liquidation Price with respect to the Series C-1 Preferred Stock, and the Series D Liquidation Price with respect to the Series D Preferred Stock. The “Series A Liquidation Price” shall mean $$1.70821 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-1 Liquidation Price” shall mean $2.30608 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock. The “Series A-2 Liquidation Price” shall mean $2.42139 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock. The “Series B Liquidation Price” shall mean $2.48483 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Liquidation Price” shall mean $1.96714 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series C-1 Liquidation Price” shall mean $2.02159 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock. The “Series D Liquidation Price” shall mean $1.50497 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

2.
Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1
Preferential Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, in each case, before any payment shall be made to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series D Preferred Stock equal to the greater of (i) the Applicable Liquidation Price of each such share, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full Series D Liquidation Amount, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.2
Preferential Payments to Holders of Series C Preferred Stock and Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment in full of the Series D Liquidation Amount to the holders of shares of Series D Preferred Stock pursuant to Subsection 2.1, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, after payment in full of the Series D Liquidation Amount to the holders of shares of Series D Preferred Stock pursuant to Subsection 2.1 above, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, in each case, before any payment shall be made to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, equal to the greater of (i) the Applicable Liquidation Price of each such share, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock the full Series C Liquidation Amount, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.3
Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment in full of the Series D Liquidation Amounts to the holders of Series D Preferred Stock pursuant to Subsection 2.1 and the Series C Liquidation Amounts to the holders of Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.2 above, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, after payment in full of the Series D Liquidation Amounts to the holders of Series D Preferred Stock pursuant to Subsection 2.1 and the Series C Liquidation Amounts to the holders of Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.2 above, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, in each case, before any payment shall be made to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) the Applicable Liquidation Price of each such share, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full Series B Liquidation Amount, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.4
Preferential Payments to Holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment in full of the Series D Liquidation Amounts to the holders of Series D Preferred Stock pursuant to Subsection 2.1, the Series C Liquidation Amounts to the holders of Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.2 and the Series B Liquidation Amounts to the holders of Series B Preferred Stock pursuant to Subsection 2.3 above, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, after payment in full of the Series D Liquidation Amounts to the holders of Series D Preferred Stock pursuant to Subsection 2.1, the Series C Liquidation Amounts to the holders of Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.2 and the Series B Liquidation Amounts to the holders of Series B Preferred Stock pursuant to Subsection 2.3 above, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, in each case, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, equal to the greater of (i) the Applicable Liquidation Price of each such share, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount” and each of the Series D Liquidation Amount, Series C Liquidation Amount, Series B Liquidation Amount and Series A Liquidation Amount being referred to herein as “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock the full Series A Liquidation Amount, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.5
Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment in full of the Liquidation Amount required to be paid to the holders of shares of Preferred Stock under Subsection 2.1, 2.2 2.3, and 2.4, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.6
Deemed Liquidation Events.
2.6.1
Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (A) the holders of a majority of the outstanding shares of Preferred Stock, consenting or voting (as the case may be) together as a single class on an as-converted to Voting Common Stock basis (the “Required Holders”) and (B) the holders of a majority of the outstanding shares of Series D Preferred Stock, consenting or voting (as the case may be) as a separate class (the “Series D Required Holders”), waive such treatment by written notice sent to the Corporation at least ten (10) business days prior to the effective date of any such event:`
(a)
a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which
(i)
the Corporation is a constituent party or
(ii)
a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, or continuance, except any such merger, consolidation, statutory conversion, transfer, domestication, or continuance involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation, statutory conversion, transfer, domestication, or continuance continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance (in substantially the same proportions and with substantially the same rights and privileges), at least a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity; or (2) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, the parent corporation or entity of such surviving or resulting corporation or entity; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale, or other disposition (whether by merger, consolidation, statutory conversion, transfer, domestication, or continuance or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except, in all cases, where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.6.2
Effecting a Deemed Liquidation Event.
(a)
The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.6.1(a)(i) unless the agreement or plan with respect to such transaction, or the terms of such transaction (any such agreement, plan or terms, the “Transaction Document”) provide that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, and 2.5.
(b)
In the event of a Deemed Liquidation Event referred to in Subsection 2.6.1(a)(ii) or 2.6.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the immediately following subclause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Series D Required Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation from such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the Liquidation Amount applicable to such shares. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem (i) before any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock shall be redeemed, a pro rata portion of each holder’s shares of Series D Preferred Stock to the fullest extent of such Available Proceeds in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares of Series D Preferred Stock, (ii) after redemption in full of all outstanding shares of Series D Preferred Stock and before any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series B Preferred Stock shall be redeemed, a pro rata portion of each holder’s shares of Series C Preferred Stock and Series C-1 Preferred Stock to the fullest extent of such Available Proceeds in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series C Preferred Stock and Series C-1 Preferred Stock to be redeemed if the Available Proceeds remaining after redemption of all outstanding shares of Series D Preferred Stock were sufficient to redeem all such shares of Series C Preferred Stock and Series C-1 Preferred Stock, (iii) after redemption in full of all outstanding shares of Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock and before any shares of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock shall be redeemed, a pro rata portion of each holder’s shares of Series B Preferred Stock to the fullest extent of such Available Proceeds in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock to be redeemed if the Available

Proceeds remaining after redemption of all outstanding shares of Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock were sufficient to redeem all such shares of Series B Preferred Stock and (iv) after redemption in full of all outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series B Preferred Stock, a pro rata portion of each holder’s shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, to the fullest extent of any remaining Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock to be redeemed if the Available Proceeds remaining after redemption of all outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series B Preferred Stock were sufficient to redeem all such shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, and (v) shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The Corporation shall send written notice of the redemption pursuant to this Subsection 2.6.2(b) to each holder of Preferred Stock not less than forty (40) days prior to the Redemption Date, which notice shall state (the “Redemption Notice”) (I) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice, (II) the Redemption Date and redemption price, (III) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1) and (IV) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed. On or before the Redemption Date, each holder of shares of Preferred Stock shall surrender the certificate or certificates representing such shares, if any (or, if such certificate has been lost, stolen or destroyed, a lost certificate affidavit), to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. Prior to the distribution or redemption provided for in this Subsection 2.6.2(b), the Corporation shall not expend or dissipate the consideration received from such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
2.6.3
Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event or other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.
2.6.4
Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.6.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (“Additional Consideration”), the Transaction Document shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.6.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
3.
Voting.
3.1
General; Classes and Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of a series of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Voting Common Stock into which the shares of such series of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Voting Common Stock as a single class and on an as converted to Voting Common Stock basis.
3.2
Election of Directors. The holders of record of the shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock exclusively and voting together as a single class on an as-converted to Voting Common Stock basis, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”), the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”, and together with the Series A Directors, the “Preferred Directors”); provided, however, for administrative convenience, the initial Series D Director may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Series D Preferred Stock without a separate action by the holders of Series D Preferred Stock. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Voting Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Subsection 3.2.
3.3
Preferred Stock Protective Provisions. For so long as any shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of (i) the Required Holders and (ii) the Series D Required Holders, in each case, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.3.1
liquidate, dissolve or wind up the business and affairs of the Corporation or effect any Deemed Liquidation Event;
3.3.2
(i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Preferred Stock (or any series thereof) or (ii) effect any alteration, repeal, change or amendment of the rights, privileges or preferences of the Preferred Stock (or any series thereof);
3.3.3
(i) create, or authorize the creation of, any additional class or series of capital stock, or issue or obligate itself to issue shares of, or reclassify, any capital stock, unless the same ranks junior to the Preferred Stock with respect its rights, preferences and privileges, or (ii) increase the authorized number of shares of Preferred Stock or any additional class or series of capital stock of the Corporation unless the same ranks junior to the Preferred Stock with respect to its rights, preferences and privileges;
3.3.4
purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on Voting Common Stock solely in the form of additional shares of Voting Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services, directly or indirectly through service providers, for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;
3.3.5
(i) create, assume, incur or guarantee indebtedness for borrowed money, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $2,000,000 or (ii) grant any security interest in the assets of the Corporation and its subsidiaries (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business), or in each case of the foregoing clauses (i) and (ii), permit any subsidiary to take any such action;
3.3.6
create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Corporation or dispose of any stock of any subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary to the extent such assets are material to the business of the Corporation and its subsidiaries taken as a whole as determined by a majority of the directors then serving on the Board of Directors, including the Mutual Independent Director (as defined in the Voting Agreement);
3.3.7
enter into or be a party to any transaction with any director, officer, employee or stockholder of the Corporation or any family member or affiliate of any such director, officer, employee or stockholder, except for (i) transactions contemplated by the Series D Preferred Stock Purchase Agreement, dated June 16, 2025, among the Corporation and the Purchasers named therein (the “Series D Purchase Agreement”), (ii) transactions involving equity incentive awards issued or to be issued under any equity incentive plan of the Corporation, or (iii) transactions made in the ordinary course of business pursuant to reasonable requirements of the Corporation’s business upon fair and reasonable terms that (with respect to this clause (iii) only) are approved by the Board of Directors, including a majority of the disinterested members of the Board of Directors;
3.3.8
increase or decrease the authorized number of directors constituting the Board of Directors, except as expressly provided for in the Voting Agreement, or change the number of votes entitled to be cast by any director or directors on any matter;
3.3.9
consummate an initial public offering of Common Stock that does not constitute a Qualified IPO; or
3.3.10
increase the number of shares of Common Stock reserved for issuance pursuant to any equity incentive plan of the Corporation or adopt any new equity incentive plan of the Corporation.
3.4
Series A Preferred Stock Protective Provisions. For so long as any shares of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, consenting or voting (as the case may be) together as a single class on an as-converted to Voting Common Stock basis, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.4.1
alter, amend, repeal or waive any provision of the Certificate of Incorporation if such amendment would alter or change the powers, preferences or special rights of the Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock so as to affect them adversely but would not so affect the entire class of Preferred Stock; or
3.4.2
amend, alter, repeal or waive this Subsection 3.4.
3.5
Series B Preferred Stock Protective Provisions. For so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, consenting or voting (as the case may be) as a separate class, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.5.1
alter, amend, repeal or waive any provision of the Certificate of Incorporation if such amendment would alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely but would not so affect the entire class of Preferred Stock; or
3.5.2
amend, alter, repeal or waive this Subsection 3.5.
3.6
Series C Preferred Stock and Series C-1 Preferred Stock Protective Provisions. For so long as any shares of Series C Preferred Stock or Series C-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of a majority of the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, consenting or voting (as the case may be) together as a single class on an as-converted to Voting Common Stock basis, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.6.1
alter, amend, repeal or waive any provision of the Certificate of Incorporation if such amendment would alter or change the powers, preferences or special rights of the Series C Preferred Stock or Series C-1 Preferred Stock so as to affect them adversely but would not so affect the entire class of Preferred Stock; or
3.6.2
amend, alter, repeal or waive this Subsection 3.6.
4.
Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1
Right to Convert.
4.1.1
Conversion Ratio. Each share of (i) Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Preferred Adjusted Price (as defined below) by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Preferred Adjusted Price by the Series

A-1 Conversion Price (as defined below) in effect at the time of conversion, (iii) Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Preferred Adjusted Price by the Series A-2 Conversion Price (as defined below) in effect at the time of conversion, (iv) Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Preferred Adjusted Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, (v) Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Preferred Adjusted Price by the Series C Conversion Price (as defined below) in effect at the time of conversion, (vi) Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Preferred Adjusted Price by the Series C-1 Conversion Price (as defined below) in effect at the time of conversion and (vii) Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Preferred Adjusted Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Preferred Adjusted Price” shall be equal to $1.50497 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable series of Preferred Stock. The “Series A Conversion Price” shall initially be equal to $1.50497. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below. The “Series A-1 Conversion Price” shall initially be equal to $1.45775. Such initial Series A-1 Conversion Price, and the rate at which shares of Series A-1 Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below. The “Series A-2 Conversion Price” shall initially be equal to $1.44454. Such initial Series A-2 Conversion Price, and the rate at which shares of Series A-2 Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below. The “Series B Conversion Price” shall initially be equal to $1.43786. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below. The “Series C Conversion Price” shall initially be equal to $1.50497. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below. The “Series C-1 Conversion Price” shall initially be equal to $1.50497. Such initial Series C-1 Conversion Price, and the rate at which shares of Series C-1 Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below. The “Series D Conversion Price” shall initially be equal to $1.50497. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below. The “Applicable Conversion Price” shall mean, as the context so requires, the Series A Conversion Price with respect to the Series A Preferred Stock, the Series A-1 Conversion Price with respect to the Series A-1 Preferred Stock, the Series A-2 Conversion Price with respect to the Series A-2 Preferred Stock, the Series B Conversion Price with respect to the Series B Preferred Stock, the Series C Conversion Price with respect to the Series C Preferred Stock, the Series C-1 Conversion Price with respect to the Series C-1 Preferred Stock, and the Series D Conversion Price with respect to the Series D Preferred Stock. Notwithstanding the foregoing, the right to convert shares of Preferred Stock into shares of Voting Common Stock pursuant to this Subsection 4.1.1 (the “Optional Conversion Right”) shall be suspended, and no optional conversion shall be effective (and any such attempt to so convert by a holder of shares of Preferred Stock shall be null and void ab initio, and of no force or effect), from and after the filing of this Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware until the date that is thirty (30) days following the consummation of the Initial Closing (as defined in the Series D Purchase Agreement); provided, however, that the foregoing suspension of the Optional Conversion Right shall not affect the calculation of the number of shares of Voting Common Stock deemed issuable upon conversion of shares of Preferred Stock for purposes of (A) voting rights under this Eighth Amended and Restated Certificate of Incorporation, or (B) determining amounts payable in respect of shares of Preferred Stock in connection with a dissolution, liquidation, or winding up of the Corporation or pursuant to a Deemed Liquidation Event, and such values shall be calculated pursuant to the conversion ratio implied by the Optional Conversion Right and not, for the avoidance of doubt, pursuant to the terms of the Special Mandatory Conversion (defined below).
4.1.2
Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Subsection 2.1, 2.2, 2.3, and 2.4 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.
4.2
Fractional Shares. No fractional shares of Voting Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Voting Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.
4.3
Mechanics of Conversion.
4.3.1
Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Voting Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Voting Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Voting Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such time. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Voting Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.3.2
Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Applicable Conversion Price for a series of Preferred Stock below the then-par value of the shares of Voting Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Voting Common Stock at such adjusted Applicable Conversion Price.
4.3.3
Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Voting Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
4.3.4
No Further Adjustment. Upon any such conversion, no adjustment to the Applicable Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Voting Common Stock delivered upon conversion.
4.3.5
Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Voting Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Voting Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
4.4
Adjustments to Conversion Price for Diluting Issues.
4.4.1
Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)
“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(b)
“Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock is issued.
(c)
“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(d)
“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation on or after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(i)
shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;
(ii)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
(iii)
shares of Common Stock or Options issued to employees or directors of, or consultants or advisors or other persons who performed services (directly or indirectly through service providers) to, the Corporation or any of its subsidiaries, in each case, pursuant to a plan, agreement or arrangement approved by the Board of Directors, including the approval of at least one (1) Preferred Director;
(iv)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(v)
shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least one (1) Preferred Director;
(vi)
shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the approval of at least one (1) Preferred Director;
(vii)
shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation, including the approval of at least one (1) Preferred Director; or
(viii)
shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the approval of at least one (1) Preferred Director.
4.4.2
No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, Series A-1 Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series C-1 Conversion Price or Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Holders, and in the case of a waiver with respect to the Series D Conversion Price, the Series D Required Holders, waiving any such adjustment that would otherwise be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3
Deemed Issue of Additional Shares of Common Stock.
(a)
If the Corporation at any time or from time to time on or after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)
If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (i) the

Applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)
If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)
Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, the Applicable Conversion Price shall be readjusted to such Applicable Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)
If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Applicable Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4
Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time or from time to time on or after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Applicable Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Applicable Conversion Price shall be reduced, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = (CP1* (A + B)) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)
“CP2” shall mean the Applicable Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;
(b)
“CP1” shall mean the Applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;
(c)
“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)
“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)
“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
4.4.5
Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:
(a)
Cash and Property: Such consideration shall:
(i)
insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)
insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and
(iii)
in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.
(b)
Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:
(i)
the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)
the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6
Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5
Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Voting Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Voting Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
4.6
Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on Common Stock in additional shares of Common Stock, then and in each such event the Applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price then in effect by a fraction:
(1)
the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Voting Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Voting Common Stock on the date of such event.

4.7
Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Voting Common Stock on the date of such event.
4.8
Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.6, if there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or statutory conversion involving the Corporation in which Voting Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation, merger or statutory conversion, each share of Preferred Stock shall thereafter be convertible in lieu of Voting Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Voting Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger or statutory conversion would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.
4.9
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Applicable Conversion Price then in effect, and (ii) the number of shares of Voting Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock, as applicable.
4.10
Notice of Record Date. In the event:
(a)
the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)
of any capital reorganization of the Corporation, any reclassification of Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)
of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.
Mandatory Conversion.
5.1
Trigger Events. Upon either (a) the closing of the sale of shares of Voting Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, on the New York Stock Exchange or the Nasdaq Stock Market resulting in at least $100,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified IPO”), (b) the completion by the Corporation of a business combination, merger, consolidation or share exchange with a special purpose acquisition company (a “SPAC”) or its subsidiary in which the common stock (or substantively similar securities) of the surviving or parent entity is listed on the New York Stock Exchange or the Nasdaq Stock Market, and in connection therewith, as of the consummation of such transaction, after taking into account any redemptions from the SPAC’s trust account, the surviving entity or parent entity holds at least $100,000,000 in cash, whether such cash is held in trust by the sponsor of the SPAC or such cash represents gross proceeds, net underwriting discount and commissions, from the sale of its equity securities concurrently with such business combination, merger, consolidation or share exchange, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of (1) the Series D Required Holders and (2) the holders of a majority of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, consenting or voting (as the case may be) together as a single class on an as-converted to Voting Common Stock basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (A) all outstanding shares of Preferred Stock shall automatically be converted into shares of Voting Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (B) such shares may not be reissued by the Corporation. Notwithstanding anything to the contrary set forth in Subsection 3.3.2, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, statutory conversion or otherwise, amend, alter, waive or repeal this Subsection 5.1 without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of (A) the Series D Required Holders and (B) the holders of a majority of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, consenting or voting (as the case may be) together as a single class on an as-converted to Voting Common Stock basis.
5.2
Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Voting Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock issuable upon such conversion in accordance with the provisions hereof and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
6.
Special Mandatory Conversion.
6.1
Trigger Event. In the event that any holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and/or Series C-1 Preferred Stock (each, an “Existing Holder”) does not participate in the Series D Financing (as defined below) by purchasing, on the Original Issue Date (or such later date (not to exceed ten (10) days following the Original Issue Date) as the Board of Directors may have approved on or prior to the Original Issue Date with respect to one or more Existing Holders (such a later date, an “Extended Deadline”)), at least its Designated Portion (as defined below) of the shares of Series D Preferred Stock offered by the Corporation in connection with the Series D Financing (such Existing Holder, a “Non-Participating Holder”), then all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and/or Series C-1 Preferred Stock held by such Non-Participating Holder shall automatically, and without any further action on the part of such Non-Participating Holder, be converted, effective immediately upon consummation of the Initial Closing (or, if applicable to an Existing Holder, on the Extended Deadline applicable to such Existing Holder), into a number of shares of Voting Common Stock equal to the quotient of (a) the number of shares of Voting Common Stock that would be issuable upon conversion of all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and/or Series C-1 Preferred Stock held by such Non-Participating Holder pursuant to Subsection 4.1.1 (assuming the Optional Conversion Right was not suspended pursuant to the penultimate sentence of Subsection 4.1.1) as of immediately prior to the Original Issue Date, divided by (b) ten (10), which quotient shall be rounded down to the nearest whole share (such conversion, a “Special Mandatory Conversion”). For purposes of determining (i) an Existing Holder’s Pro Rata Percentage, all shares of Preferred Stock held by Affiliates (as defined below) of such Existing Holder shall be aggregated with such Existing Holder’s shares of Preferred Stock and (ii) the number of shares of Series D Preferred Stock an Existing Holder has purchased in the Series D Financing, all shares of Series D Preferred Stock purchased by Affiliates of such Existing Holder shall be aggregated with the shares of Series D Preferred Stock purchased by such Existing Holder; provided, that, in each case, no shares shall be attributed to more than one entity or person within any such group of Affiliated entities or persons.
6.2
Definitions. For purposes of this Section 6, the following definitions shall apply:
6.2.1
“Affiliate” shall mean, with respect to any Existing Holder, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such Existing Holder, including, without limitation, any entity of which such Existing Holder is a partner or member, any partner, officer, director, or member of such Existing Holder and any venture capital fund or other investment fund now or hereafter existing of which the Existing Holder is a partner or member which is controlled by or under common control with one or more general partners, managing members or investment advisors of such Existing Holder or shares the same management company or investment advisor with such Existing Holder.

6.2.2
“Designated Portion” with respect to each Existing Holder, means the number of shares of Series D Preferred Stock equal to the quotient of (a) such Existing Holder’s Pro Rata Percentage, multiplied by $70,000,000, divided by (b) the Series D Liquidation Price, rounded down to the nearest whole share. The Designated Portion for each Existing Holder is set forth on Schedule 2 of the Purchase Agreement and, in the event of any conflict between the number of shares resulting from the foregoing calculation for an Existing Holder and the Designated Portion set forth opposite the name of such Existing Holder on Schedule 2 of the Purchaser Agreement, the Designated Portion set forth on Schedule 2 of the Purchase Agreement shall control.
6.2.3
“Pro Rata Percentage” with respect to each Existing Holder, means the percentage, expressed as a fraction, the numerator of which is equal to the aggregate number of shares of Voting Common Stock that would be issuable upon conversion of all shares of Preferred Stock held by such Existing Holder pursuant to Subsection 4.1.1 (assuming the Optional Conversion Right was not suspended pursuant to the penultimate sentence of Subsection 4.1.1) as of immediately prior to the Original Issue Date, and the denominator of which is equal to 132,892,661.
6.2.4
“Series D Financing” means the issuance and sale of shares of Series D Preferred Stock pursuant to the Series D Purchase Agreement.
6.3
Procedural Requirements. Upon a Special Mandatory Conversion, the stock certificates formerly evidencing shares of Preferred Stock converted pursuant to the Special Mandatory Conversion shall be cancelled by the Corporation, and new stock certificates shall be issued to such Non-Participating Holder for any shares of Voting Common Stock held by such Non-Participating Holder as a result of such Special Mandatory Conversion. All rights with respect to the Preferred Stock converted pursuant to Special Mandatory Conversion, including the rights, if any, to receive notices and vote with respect to such shares, will terminate at the time of the Special Mandatory Conversion.
7.
Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.
8.
Waiver. Except as otherwise set forth in Subsections 3.4, 3.5, 3.6, 4.4.2 and 5.1, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Required Holders and the Series D Required Holders. At any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.
9.
Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one (1) vote on each matter presented to the Board of Directors; provided, however, that, so long as the holders of Preferred Stock are entitled to elect at least one Preferred Director, the affirmative vote of the applicable Preferred Director(s) specified in Section 5.1, Section 5.2 or Section 5.3 of the Third Amended and Restated Investors’ Rights Agreement, dated June 16, 2025, by and among the Corporation and the other parties thereto, as such agreement may be amended from time to time, shall be required for the authorization by the Board of Directors of the applicable matters set forth therein.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any amendment, repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of any director, officer or agent of the Corporation or any other person described in the foregoing paragraph of this Article Tenth existing at the time of, or increase the liability of any such director, officer, agent or person with respect to any acts or omissions of such director, officer, agent or person occurring prior to, such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Certificate of Incorporation, the affirmative vote of the Required Holders will be required to amend or repeal this Article Eleventh.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, stockholder, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, stockholders, officers or employees arising pursuant to any provision of the General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, stockholders, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination).

THIRTEENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * *

3.
That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
4.
That this Eighth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 16th day of June, 2025.

By:	/s/ Gary D. Glick
Gary D. Glick, Chief Executive Officer

[Signature Page to the Eighth Amended and Restated Certificate of Incorporation]

Certificate of Amendment

of THE

EIGHTH AMENDED AND RESTATED Certificate of Incorporation

of

ODYSSEY THERAPEUTICS, INC.

Odyssey Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Corporation’s Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 16, 2025 (the “Eighth Amended and Restated Certificate of Incorporation”).

SECOND: The amendment to the Eighth Amended and Restated Certificate of Incorporation set forth below was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Sections 228 and 242 of the DGCL.

THIRD: Article Fourth Part B Subsection 6.1 of the Eighth Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“6.1 Trigger Event. In the event that any holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and/or Series C-1 Preferred Stock (each, an “Existing Holder”) does not participate in the Series D Financing (as defined below) by purchasing, on the Original Issue Date (or such later date (not to exceed twenty one (21) days following the Original Issue Date) as the Board of Directors may approve from time to time with respect to one or more Existing Holders (such a later date, an “Extended Deadline”)), at least its Designated Portion (as defined below) of the shares of Series D Preferred Stock offered by the Corporation in connection with the Series D Financing (such Existing Holder, a “Non-Participating Holder”), then all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and/or Series C-1 Preferred Stock held by such Non-Participating Holder shall automatically, and without any further action on the part of such Non-Participating Holder, be converted, effective immediately upon consummation of the Initial Closing (or, if applicable to an Existing Holder, on the Extended Deadline applicable to such Existing Holder), into a number of shares of Voting Common Stock equal to the quotient of (a) the number of shares of Voting Common Stock that would be issuable upon conversion of all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and/or Series C-1 Preferred Stock held by such Non-Participating Holder pursuant to Subsection 4.1.1 (assuming the Optional Conversion Right was not suspended pursuant to the penultimate sentence of Subsection 4.1.1) as of immediately prior to the Original Issue Date, divided by (b) ten (10), which quotient shall be rounded down to the nearest whole share (such conversion, a “Special Mandatory Conversion”). For purposes of determining (i)

an Existing Holder’s Pro Rata Percentage, all shares of Preferred Stock held by Affiliates (as defined below) of such Existing Holder shall be aggregated with such Existing Holder’s shares of Preferred Stock and (ii) the number of shares of Series D Preferred Stock an Existing Holder has purchased in the Series D Financing, all shares of Series D Preferred Stock purchased by Affiliates of such Existing Holder shall be aggregated with the shares of Series D Preferred Stock purchased by such Existing Holder; provided, that, in each case, no shares shall be attributed to more than one entity or person within any such group of Affiliated entities or persons.

FOURTH: This Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.

* * * *

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned authorized officer as of the 23rd day of June, 2025.

ODYSSEY THERAPEUTICS, INC.:

/s/ Gary D. Glick
Name:	Gary D. Glick
Title:	President and Chief Executive Officer

[Signature page to the Certificate of Amendment of the Eighth A&R Certificate of Incorporation]

Certificate of Amendment

of THE

EIGHTH AMENDED AND RESTATED Certificate of Incorporation

of

ODYSSEY THERAPEUTICS, INC.

Odyssey Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Corporation’s Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 16, 2025 and was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 23, 2025 (as so amended, the “Eighth Amended and Restated Certificate of Incorporation”).

SECOND: The amendment to the Eighth Amended and Restated Certificate of Incorporation set forth below was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Sections 228 and 242 of the DGCL.

THIRD: The first paragraph of Article Fourth of the Eighth Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 585,290,225, consisting of (i) 350,000,000 shares of common stock, $0.0001 par value per share (the “Voting Common Stock”), (ii) 81,240 shares of non-voting common stock, $0.0001 par value per share (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”) and (iii) 235,208,985 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

FOURTH: The first paragraph of Part B of Article Fourth of the Eighth Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

“28,357,989 shares of the authorized Preferred Stock are hereby designated “Series A Preferred Stock,” 7,575,753 shares of the authorized Preferred Stock are hereby designated “Series A-1 Preferred Stock,” 7,815,303 shares of the authorized Preferred Stock are hereby designated “Series A-2 Preferred Stock,” 26,601,360 shares of the authorized Preferred Stock are hereby designated “Series B Preferred Stock,” 23,442,000 shares of the authorized Preferred Stock are hereby designated “Series C Preferred Stock,” 1,459,598 shares of the authorized Preferred Stock are hereby designated “Series C-1 Preferred Stock,” and 139,956,982 shares of the authorized Preferred Stock are hereby designated “Series D Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth. All references to “Preferred Stock” herein shall refer solely to Series A Preferred Stock, Series A-1 Preferred Stock,

Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock.”

FIFTH: This Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

* * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned authorized officer as of the 6th day of August, 2025.

ODYSSEY THERAPEUTICS, INC.:

/s/ Gary D. Glick
Name:	Gary D. Glick
Title:	President and Chief Executive Officer

[Signature page to the Certificate of Amendment of the Eighth A&R Certificate of Incorporation]

Certificate of Amendment

of THE

EIGHTH AMENDED AND RESTATED Certificate of Incorporation

of

ODYSSEY THERAPEUTICS, INC.

Odyssey Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Corporation’s Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 16, 2025 and was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 23, 2025 and a Certificate of Amendment filed with the Secretary of State of the State of Delaware on August 5, 2025 (as so amended, the “Eighth Amended and Restated Certificate of Incorporation”).

SECOND: The amendment to the Eighth Amended and Restated Certificate of Incorporation set forth below was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Sections 228 and 242 of the DGCL.

THIRD: The first paragraph of Article Fourth of the Eighth Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 602,350,066, consisting of (i) 365,000,000 shares of common stock, $0.0001 par value per share (the “Voting Common Stock”), (ii) 81,240 shares of non-voting common stock, $0.0001 par value per share (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”) and (iii) 237,268,826 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

FOURTH: The first paragraph of Part B of Article Fourth of the Eighth Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

“28,357,989 shares of the authorized Preferred Stock are hereby designated “Series A Preferred Stock,” 7,575,753 shares of the authorized Preferred Stock are hereby designated “Series A-1 Preferred Stock,” 7,815,303 shares of the authorized Preferred Stock are hereby designated “Series A-2 Preferred Stock,” 26,601,360 shares of the authorized Preferred Stock are hereby designated “Series B Preferred Stock,” 23,442,000 shares of the authorized Preferred Stock are hereby designated “Series C Preferred Stock,” 1,459,598 shares of the authorized Preferred Stock are hereby designated “Series C-1 Preferred Stock,” and 142,016,823 shares of the authorized Preferred Stock are hereby designated “Series D Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth. All references to “Preferred Stock” herein shall refer solely to Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock.”

FIFTH: This Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

* * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned authorized officer as of the 22nd day of September, 2025.

ODYSSEY THERAPEUTICS, INC.:

/s/ Gary D. Glick
Name:	Gary D. Glick
Title:	President and Chief Executive Officer

[Signature page to the Certificate of Amendment of the Eighth A&R Certificate of Incorporation]

Certificate of Amendment

of THE

EIGHTH AMENDED AND RESTATED Certificate of Incorporation

of

ODYSSEY THERAPEUTICS, INC.

Odyssey Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Corporation’s Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 16, 2025 and was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 23, 2025, a Certificate of Amendment filed with the Secretary of State of the State of Delaware on August 5, 2025 and a Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 22, 2025 (as so amended, the “Eighth Amended and Restated Certificate of Incorporation”).

SECOND: The amendment to the Eighth Amended and Restated Certificate of Incorporation set forth below was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Sections 228 and 242 of the DGCL.

THIRD: The following is inserted into the first paragraph of Article Fourth of the Eighth Amended and Restated Certificate of Incorporation immediately before the first sentence thereof:

“Effective upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Reverse Stock Split Effective Time”), every 9.7170 shares of Voting Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Reverse Stock Split Effective Time shall automatically be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Voting Common Stock, without any further action by the Corporation or any holder of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split, and in lieu of any fractional shares to which a holder would otherwise be entitled (taking into account all shares of Voting Common Stock owned by such stockholder), the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Voting Common Stock, as determined in good faith by the Board of Directors. All rights, preferences and privileges of the Non-Voting Common Stock and the Preferred Stock shall be appropriately adjusted to reflect the Reverse Stock Split in accordance with the Certificate of Incorporation, as amended by this Certificate of Amendment.”

FOURTH: This Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

* * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned authorized officer as of the 1st day of May, 2026.

ODYSSEY THERAPEUTICS, INC.

/s/ Jolie M. Siegel
Name:	Jolie M. Siegel
Title:	Executive Vice President, General Counsel and Secretary